UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Amendment 1

CURRENT REPORT 17

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 1, 2017

SOLAR QUARTZ TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	None	27-2888719
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

21 Waterway Avenue, Suite 300

The Woodlands, Texas 77380

(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (281) 362-2725

Vanguard Energy Corporation

2 Blvd. Place, Suite 600

1700 Post Oak Blvd.

Houston, Texas 77056

(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On July 1, 2017, Vanguard Energy Corporation (the “Company”) acquired all of the issued and outstanding shares of common stock (122 shares) of Solar Quartz Technology Limited (“SQTNZ”), a New Zealand corporation, for a total consideration being satisfied by the issue of 213,402,755 shares of the Company’s common stock. SQTNZ was acquired from Solar Quartz Technologies, Inc. (SQTI), a Nevada public corporation, which owned 100% of the SQTNZ outstanding shares. SQTNZ has had no financial operations, but rather has been a holding company for the ownership of mineral leases in North Queensland, Australia. The leases cover land containing extensive deposits of High Purity Quartz Silica (“HPQ”). The rare HPQ assets are essential as a feedstock for the production of High Purity Quartz Sand, necessary in the first stage production of all Photovoltaic Solar panels, Semi-conductors and all high-end electronics. The Company acknowledged in its purchase of SQTNZ that the estimated fair market value of the deposits is approximately $530 million based on independently prepared evaluations.

The Leases - In 2016 SQTNZ acquired title to the leases as its sole assets. SQTNZ acquired the leases by issuing 122 shares of its common stock to the prior owner of the leases. The mineral formations that are of interest are known as Quartz Hill (represented by leases ML 30235, ML 30236 and ML 30237) and White Springs (represented by leases ML 30238 and ML 30239), all located in North Queensland, Australia (the “Leases”). These Queensland government leases were applied for in November 2012, are valid for 15 years from that grant date, are subject to renewals, and cover an area totaling approximately 308 acres. Upon development, the Company will have to pay a royalty of circa 2.5% of revenues in excess of $1.5 million per year plus annual statutory fees and environmental bonds (to be confirmed with the statutory authority.

In Australia the Australian nation owns essentially all minerals which are administered by Authorities in each Australian State or Territory. In 2012 an Exploration Permit for Mining (“EPM”) was issued, which gives the grantee the right to do exploratory work to determine the physical and economic viability of a mineral deposit. The grantee may then apply for an actual Mining Lease and make further application for granting of the Mining Leases to enable operations to proceed in respect to the Leases. SQTNZ is a holding company for Leases collectively known as Quartz Hill and White Springs. An independent engineers report (to AusIMM JORC standard) concluded that the Quartz Hill leases hold deposits estimated to contain approximately 14 million tons of 99% pure High Purity Quartz (SiO2) or “HPQ”. An additional approximately 1 million tons has been identified in a similar independent report at the White Springs location nearby. The 5 Leases described above were secured by Holding company SQTNZ and Granting processes are expected to conclude within 6 months. The lease agreements grant the holder of the Leases the right to exploit those minerals. The lessee is required to file an annual report outlining what work, if any, has been done during the report period and pay a nominal filing fee associated with that filing. These requirements are current for the subject Leases held through SQTNZ. Together, the two deposits are estimated to contain proven reserves in excess of 15 million tons of HPQ feedstock, which is in high demand in the marketplace to enable production of High Purity Quartz Sand (HPQS), the final product used in PV solar panels and other high-end electronic devices.

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Mining Activity – We are in the development stage on the leases. Except for development of mining plans, no physical work has taken place on the Leases. Prior owners of the Leases spent considerable time and resources developing a mining plan that includes such considerations as building access roads, performing more exploratory tests to more completely define the deposits, build on-site infrastructure, consideration for handling overburden, post-mining restoration, management of environmental issues, etc. They completed those efforts by negotiating a contract with a major professional mining company to execute all mineral extraction and cleaning activities and delivery of field- cleaned quartz to the Company’s planned Pre-Processing Facility for a fixed cost per ton. The mining company will extract the HPQ and clean it onsite for a fixed fee of approximately $100 per ton delivered to the proposed pre processing factory and coastal port in Townsville Queensland. These materials can be used in many end products and opportunity for revenue generation by the Company. The Company plans to have the HPQ delivered to the Company’s planned pre-processing factory where further cleaning and upgrading will occur. The Company will not be directly involved in any onsite mining efforts. World prices for HPQ can range from $150 per ton and above.

The leases are accessible by existing public roads to the sites and detailed mining operation plans have been prepared by an independent mining company that is prepared to perform all mining operations and deliver cleaned HPQ to SQTNZ’s pre-treatment factory that the company plans to build at Townsville, Queensland, Australia.

Pre-Processing Factory The Company plans to build a pre-treatment factory in Townsville, Queensland, Australia that is estimated to cost about $10 million for construction and working capital. The HPQ will be shipped from the mine site to the new Townsville pre-treatment factory for low-cost preparation involving high pressure washing, crushing and sizing, ready for shipping to international markets. The Company’s management team is confident that it can re-establish previous orders for output from the pre-treatment factory that were originated by prior owners of SQTNZ’s Leases. These prior orders totaled US$ 100 Million in addition to orders from China and several other new emerging markets that require basic HPQ for their own “value adding” production centers. The planned new Townsville factory will provide a base for international sales operations focusing on generating high volume HPQ sales revenues from largely unprocessed quartz. While the Company considers generation of early sales revenues is a vital function, the Pre-Processing Factory will also produce “SQ5”, which is feedstock for the Company’s planned new Commercial Scale High Purity Quartz Sand (“HPQS”) Factory to generate sales into the solar, semi-conductor and all high-end electronics markets. The Townsville factory is designed with more than enough production capacity to meet both SQ5 feedstock and low-end production demands. This material sells on the world market for $2,000per ton and above with an estimated total cost of about $400 per ton for the Company to deliver SQ5 in Townsville.

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High Purity Quartz Sands Production Factory – Subsequent to building the Pre-Processing Factory, the Company plans to seek an additional $28 million to build and operate a commercial scale HPQS production factory to further process the SQ5 HPQ feedstock in order for it to become suitable higher purity grades for use in the manufacture of Photovoltaic solar panels and high end microchips. This factory will initially focus on manufacturing Solar Grade, or Crucible Grade HPQS products to world standard purity grade HPQS, for supply to all high-end electronics manufacturers. The Solar industry utilizes the grade known as SQ7 HPQS extensively. This operational segment requires almost spotless production facilities and high-tech Clean Rooms, to insure ultimate high purity standards in the production process. The company plans to assemble a technical team that has previously proven its ability to meet these standards and successfully achieve appropriate production quality for solar and crucible grade HPQS. This factory will purchase high-level refining equipment for the facility upgrades in order to produce a product known as “SQ9” semi-conductor grade HPQS. This grade of HPQS is the highest purity and yields the largest profit margin. It is extensively used in various semiconductor industry applications and has consistent market demand. Semi-conductor grade SQ9 requires SQ7 solar grade HPQS as essential feedstock to enable manufacture of SQ9 semi-conductor grade. World markets for SQ9 is in the range of $12,000 per ton and above. The company estimates its total cost will be about $3,000-$3,500 per ton to produce.

Funding Plans - The Company is currently preparing documentation to solicit new equity or debt capital in the amount of approximately $10 million and $28 million respectively to build and provide working capital for the pre-processing factory and the HPQS processing factory, both planned to be located in Australia. Management is highly optimistic following strong indications from the Australian Federal Government's Clean Energy Fund ($ One Billion) that the Fund may facilitate most, if not all, of the funds required for the first stage funding requirement of $10 million to build the Pre-Processing Factory. Further, they may also assist with the second stage funding of US$28 million required to build the high tech HPQS production factory planned to be developed concurrently with the Townsville based Pre-processing factory. These fundings are not in place at this time, but we are optimistic that we will receive a positive outcome based on important high-level discussions with the Director/CEO of the Clean Energy Fund in Brisbane, Australia. However, it should be noted that there are other funding initiatives available to SQT that we are pursuing and we have a high level interest from several major venture funds in the USA. The acquisition of SQTNZ by Vanguard Energy will greatly enhance the prospects for SQTNZ’s success for completion of these prospective US$38 million capital fund raising initiatives.

High Purity Quartz Sand (HPQS)– Essential Component in PV Solar & all High-end Electronics including Semi-conductors. High Purity Quartz (“HPQ”) and HPQ Sands (“HPQS”) are extensively used during the manufacturing of mono-crystalline silicon, through the Czochralski process, in crucibles in which silicon ingots are produced for use in manufacturing PV solar cells and many other high tech electronics, and semi-conductors. HPQ is the only preferred material for this process and the essential crucibles, as it shares the same element (Si) and is almost non-reactive, assuring high quality silicon ingots. Apart from this, High Purity Quartz (HPQ) also finds primary applications in advanced lighting, telecom, optic and microelectronics industries. HPQS powders are required for Epoxy molding compound (EMC) used in the manufacture of most electronic semiconductors and is a fast growing sector which includes auto electronics for the rapidly expanding development of self-drive and electric automobiles.

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HPQS is a critical material necessary for the successful manufacture of Photo-Voltaic (“PV”) Solar panels, Semi-conductors, and other high-end electronics, all of which cannot be manufactured without adequate supplies industry-standard HPQS.

HPQS is an essential primary material for the manufacture of:

•	Photo-Voltaic (PV) solar panels

•	Semi-conductors

•	All High-end electronic products

•	Fiber Optical cables

•	Halogen Lamps

•	HD and LCD television screens.

•	Epoxy Mounding Compounds (EMC)

For three (3) years a technical team affiliated with the principle original shareholders of SQTNZ worked at a HPQS test facility, with two of the world's leading HPQS experts from the US and Germany. They developed advanced new refining and processing techniques for manufacture of commercial grade purity and commercial quantities of HPQS from the Company’s high purity quartz silica deposits, on the Leases located in North Queensland, Australia. One of these experts directly established two (2) of the other three global factories capable of producing HPQS and is available to establish the new SQT HPQS processing factory. There is always a global shortage of adequate supplies of industry standard HPQ and HPQS. Many businesses have failed as a direct result of supply shortages of HPQ and HPQS. Industry requirements for HPQS are not limited to the solar and electronics marketplace. There is also extensive usage in a broad cross-section of high-tech industries whereby the core stability of HPQS at extreme high temperatures is a vital necessity for the successful production of Semi-conductors as but one example.

Management believes the most valuable asset coming to the Company is access to the Technical Team described above, who have a rare ability to actually produce HPQS, since the majority of silica companies have repeatedly failed in their attempts to produce world standard quality and high purity HPQS.

Completion by Vanguard of the asset purchase of SQTNZ is in the best interest of the Company’s shareholders by providing the company with a potentially very profitable operational business in the booming solar energy field. This transaction has the effect of transforming Vanguard from a non- operational, non-asset owning, dormant shell corporation into a fully operating company.

Following its acquisition of SQTNZ, the Company changed its name to Solar Quartz Technologies Corporation and its public trading symbol to “SQTX”, both cleared by FINRA.

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Management - In connection with the acquisition of SQTNZ, the following persons were appointed directors of the Company and will now join Warren Dillard, current CEO and CFO and Steven Powers, the current Secretary:

Roger T. May (71) - Mr. May has extensive international business experience over the last 40 years. He resided in the USA for 22 years, returning to Australia in September 2001. He is a recognized expert in "start-up" enterprises from inception to fully operational commercial ventures. He is regarded as an excellent corporate leader and successful achiever. He overcomes obstacles with great ability, tenacity, flexibility and creative initiative. Mr. May is regarded as an acknowledged visionary and creator combined with strong implementation skills. His capital raising skills have yielded tens of millions of dollars. Mr. May has been the Founder, Chairman & CEO of five (5) publicly listed companies in USA and Australia. He resided in the U. S. for 22 years, where he founded several high-tech. communications and mineral resource development companies. He is presently focused on global commercialization of primary component material essential in manufacture of PV Solar panels, Semi-conductor, and all high-end electronics in the USA and Australia.

David A B Halstead (70) – Mr. Halstead has been a director since July 1, 2017. David has a wide range of corporate, secretarial and trusts experience, in both offshore and onshore companies. In 1973 he became a partner in a local chartered accounting firm and in 1984 a principal in the Hong Kong office of Coopers & Lybrand [now PWC] specializing in international corporate and secretarial services, and offshore tax structures. Upon his return to Auckland in 1994, he established and operated, several integrated medical centers, a surgical hospital in Auckland and a state of the art diagnostic center. He then spent 3 years working with World Vision fund raising for its micro finance arm “Vision Fund” involved with the capitalization and establishment of Vision Fund Cambodia. Reflecting his interest in health care delivery, in 2003 to this day, he became, and is a Trustee of the New Zealand based international medical aid charity, Medical Aid Abroad. Since 2006, David has acted as a director, company secretary and treasurer for a group of international clients. Contemporaneously he established and operated, until recently, a unique world-first web based joint venture service for the New Zealand Government processing immigration medicals online in a secure platform through a company called NZimed Limited. He is a director of an immigration sector “lead generation” company, Leadgen Matrix Ltd, Business Epic Ltd, a company focused on assisting baby boomer SME owner operators maximize their business exit strategies and value, and Asia Capital (China) Ltd, a NZ registered Financial Services Provider facilitating investment into Australia and New Zealand. He is a director of several Hong Kong and Singapore companies as well as other NZ entities. Mr. Halstead was educated at Kings College, Auckland, the son of a former New Zealand Cabinet Minister and diplomat. He is a graduate of the University of Auckland with a Bachelor of Commerce and further qualifications in accounting and taxation.

Michael Selsman ((80) – Mr. Selsman is a Principal of Public Communications Company, Beverly Hills, CA, representing publicly traded companies as a consultant in both public relations and investor relations. He also conducts research and writes due diligence reports for brokerages, public and private companies (www.publiccommunicationsco.com). He is also a partner in Troika Publishing Media, a digital new media company.

Mr. Selsman has held public relations and publicity positions with 20th Century Fox, Paramount Pictures and Artists Agency Corporation (now ICM), representing such entertainment celebrities as Judy Garland, Marilyn Monroe, Peter Sellers, James Stewart, among others. He has also represented authors including Truman Capote, Ronald Dahl and others. He has also advised political campaigns of Diane Feinstein, U.S. Senator from California and others.

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Articles of Incorporation Changes: On July 3rd, 2017 shareholders owning a majority of the Company’s outstanding shares of common stock approved the following amendments to the Company’s Articles of Incorporation.

* The Company’s name was changed to Solar Quartz Technologies Corporation

* The Company’s authorized capitalization was increased to 500,000,000 shares of common stock and 10,000,000 of preferred stock. Commitments were made by the Seller of SQTNZ, who is now majority shareholders of the Company, to increase the previous Vanguard Energy shareholders issued and outstanding shares from 1,002,134 to 11,023,474 shares for each VNGE shareholder proportionately. Essentially, the VNGE shareholders will receive ten new shares of the Company’s common stock at no cost for every one share of VNGE common stock currently owned by them.

The name changes and new trading symbol of SQTX become effective on the over-the-counter market upon a July 21, 2017 clearance by FINRA.

Item 2.01. Completion of Acquisition or Disposition of Assets.

See Item 1.01 of this report.

Item 3.02. Unregistered Sale of Equity Securities.

See Item 1.01 of this report.

Item 5.01. Change in Control of Registrant.

See Item 1.01 of this report.

Item 5.02. Election of new Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

See Item 1.01 of this report.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 1.01 of this report.

Item 5.06. Change in Shell Company Status.

See Item 1.01 of this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR QUARTZ TECHNOLOGIES CORPORATION

Date: October 3, 2017	By:	/s/ Warren M. Dillard
Warren M. Dillard, President and Chief
Executive Officer

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Exhibits:

3.1	Articles of Amendment

3.2	Certificate of Correction

10.1	Acquisition Agreement

99.1	Quartz Hill Reserve Report

99.2	Quartz Hill Development Plan

99.3	White Springs Reserve Report

99.4	White Springs Development Plan

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